Exhibit 32
SECTION 1350 CERTIFICATIONS
In connection with the Quarterly Report on Form 10-Q of the Federal Home Loan Bank of Cincinnati (the “FHLBank”) for the period ending March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the FHLBank.

/s/ David H. Hehman David H. Hehman
President and Chief Executive Officer
May 12, 2006

/s/ Sandra E. Bell
Sandra E. Bell
Executive Vice President and Chief Financial Officer
May 12, 2006